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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2002

Arden Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Item 4. Changes in Registrant's Certifying Accountant.

        Arthur Andersen LLP (the "Former Accountant") was previously the certifying independent accountant for Arden Group, Inc. ("Arden"). On June 14, 2002, that firm was dismissed as certifying independent accountant.

        The Former Accountant was engaged as the certifying independent accountant for Arden on December 12, 2001 and rendered a report only on the consolidated financial statements of Arden for the fiscal year ended December 29, 2001. The Former Accountant's report on the consolidated financial statements of Arden for the fiscal year ended December 29, 2001, did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

        The decision to change certifying independent accountants was recommended by the Audit Committee and approved by the Board of Directors.

        During Arden's fiscal year ended December 29, 2001, and through June 14, 2002, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        On June 14, 2002, PricewaterhouseCoopers LLP was engaged as the certifying independent accountant for Arden. PricewaterhouseCoopers LLP had been the certifying independent accountant for Arden during the fiscal year ending December 30, 2000 and during the interim period ending December 12, 2001.

Item 7. Financial Statements and Exhibits.

        Exhibits:

    16.
    Letter re Change in Certifying Accountant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC. (Registrant)
Date:	June 14, 2002	By:	/s/ DAVID M. OLIVER David M. Oliver Chief Financial Officer

EXHIBIT INDEX

Number	Item
16	Letter from Arthur Andersen LLP regarding change in certifying accountant

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FORM 8-K
Item 4. Changes in Registrant's Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX